EX-32.2 Certification Pursuant to Section 906

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of TS&B Holdings, Inc., (the “Company”), on Form 10-QSB for the quarter ending December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Charles Gianetto, Chief Financial Officer of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles Gianetto
Charles Gianetto, Chief Financial Officer
February 13, 2004